Exhibit 99.1
Arista Networks, Inc. Reports Fourth Quarter and Year End 2019 Financial Results
Acquires Big Switch Networks for Cloud Networking & Monitoring
SANTA CLARA, Calif.- February 13, 2020 -- Arista Networks, Inc. (NYSE: ANET), an industry leader in software-driven cloud networking solutions for large datacenter and campus environments, today announced financial results for its fourth quarter and year ended December 31, 2019.
Fourth Quarter Financial Highlights

•	Revenue of $552.5 million, a decrease of 15.6% compared to the third quarter of 2019, and a decrease of 7.2% from the fourth quarter of 2018.

•	GAAP gross margin of 64.5%, compared to GAAP gross margin of 63.8% in the third quarter of 2019 and 62.9% in the fourth quarter of 2018.

•	Non-GAAP gross margin of 65.2%, compared to non-GAAP gross margin of 64.4% in the third quarter of 2019 and 64.1% in the fourth quarter of 2018.

•	GAAP net income of $260.7 million, or $3.25 per diluted share, compared to GAAP net income of $170.3 million, or $2.10 per diluted share in the fourth quarter of 2018.

•	Non-GAAP net income of $183.4 million, or $2.29 per diluted share, compared to non-GAAP net income of $182.2 million, or $2.25 per diluted share in the fourth quarter of 2018.
Full Year Financial Highlights

•	Revenue of $2.41 billion, an increase of 12.1% compared to fiscal year 2018.

•	GAAP gross margin of 64.1%, compared to GAAP gross margin of 63.8% in fiscal year 2018.

•	Non-GAAP gross margin of 64.7%, compared to non-GAAP gross margin of 64.4% in fiscal year 2018.

•	GAAP net income of $859.9 million, or $10.63 per diluted share, compared to GAAP net income of $328.1 million, or $4.06 per diluted share, in fiscal year 2018.

•	Non-GAAP net income of $786.8 million or $9.73 per diluted share, compared to non-GAAP net income of $643.3 million, or $7.96 per diluted share, in fiscal year 2018.
"Despite the volatility of cloud spend, 2019 marked the entry of Arista in the campus and mainstream enterprise. Our cloud networking technology is being accepted in thousands of diverse enterprise customers. We are excited by our prospects in 2020 and committed to a multi-year foundation of growth, innovation and profitability,” stated Jayshree Ullal, Arista's President and CEO.
Commenting on the company's financial results, Ita Brennan, Arista’s CFO, said, “We were pleased with the solid execution on earnings and cash flow in the quarter.”
Arista today also announced that it has acquired Big Switch Networks, a network monitoring and SDN (Software Defined Networking) pioneer for the past decade.
Fourth Quarter Company Highlights

•
Arista Enhances Cloud Networking with CloudEOS - Arista introduced Arista CloudEOS™, delivering two new offerings that solve critical networking challenges in multi cloud and cloud native environments: enabling an enterprise-class networking experience with consistent segmentation, telemetry, monitoring, provisioning and troubleshooting from campus to data center to cloud.

•
Arista Networks Provides SK Telecom With High-Speed Platforms for 5G-Based Data Transmission Service - Arista announced that it is providing network platforms for SK Telecom’s 5G network. SK Telecom will be building a high capacity leaf-spine based data center network environment leveraging VXLAN/EVPN for virtualization, scalability and availability, providing customers with reliable high-speed network services.

•	Vocus Group, Australia’s specialist fibre and network solutions provider announced Arista Networks has been appointed the supplier of Vocus’ Layer 2 and Layer 3 network equipment.
2019 Company Highlights

•	This is the fifth consecutive year Arista Networks has been recognized in the Leaders Quadrant of the 2019 Magic Quadrant for Data Center Networking, published on 15 July 2019.

•
Arista Introduced Open Cloud-Scale Platform - The Arista 7360X Series is a radically new and disruptive platform that doubles system density while reducing power consumption and cost; codeveloped with Facebook.

•
Arista Delivers Universal 400G Platforms for Cloud Network Transformation - The new Arista 7800R family addresses the needs of the most demanding 400G cloud networks together with the next generation of the Arista 7500R and 7280R Series. The new platforms support 100G and 400G Ethernet with compelling throughput, density and price-performance and offer new telemetry and intelligence.

•
Arista Cognitive Cloud Networking Redefines the Campus - Arista Networks announced an expansion of the cognitive campus portfolio with unified wired and wireless campus edge products designed to address transitional changes as the enterprise moves to an IoT (Internet of Things)-ready campus.

•
Arista Networks announced CloudVision 2019, building upon Arista’s cognitive management plane. The CloudVision 2019 release brings new capabilities and integrations, helping customers with operational cost reduction, risk management, and agility in network operations.

•
Arista Introduced Enhanced Ultra-low Latency, High-precision Network Application Platforms - the Arista 7130L Series is the next-generation ultra-low latency, high-precision network application platform, with deterministic 5 nanosecond switching and virtually undetectable jitter.

Financial Outlook
For the first quarter of 2020, we expect:

•	Revenue between $522 million to $532 million;

•	Non-GAAP gross margin of approximately 63%, and

•	Non-GAAP operating margin of approximately 34%.
Guidance for non-GAAP financial measures excludes stock-based compensation expense, amortization of acquisition-related intangible assets, and other non-recurring items. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis (see further explanation below under "Non-GAAP Financial Measures").
Prepared Materials and Conference Call Information
Arista executives will discuss the fourth quarter and year end 2019 financial results on a conference call at 1:30 p.m. Pacific time today. To listen to the call via telephone, dial (833) 287-7905 in the United States or (647) 689-4469 from outside the US. The Conference ID is 1579521.
The financial results conference call will also be available via live webcast on our investor relations website at https://investors.arista.com/. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on Arista’s investor relations website.

Forward-Looking Statements
This press release contains “forward-looking statements” regarding our future performance, including quotations from management, statements in the section entitled “Financial Outlook,” such as estimates regarding revenue, non-GAAP gross margin and non-GAAP operating margin for the first quarter of fiscal year 2020, and statements regarding the introduction of new products and our leadership in cloud networking. Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that could cause actual results, performance or achievements to differ materially from those anticipated in or implied by the forward-looking statements including risks associated with: the evolution and growth of the cloud networking market and the adoption by end customers of Arista's cloud networking solutions; rapid technological and market change; Arista’s customer concentration; our ability to attract new large end customers or sell additional products and services to existing customers; competition in our products and services markets; changes in Arista's customers’ demand for our products and services; changes in customer order patterns or customer mix; requests by large end customers for more favorable terms and conditions; general market, political, economic and business conditions such as the recent U.S. trade wars with China and the impact of public health epidemics like the coronavirus currently affecting China; dependence on the introduction and market acceptance of new product offerings and standards including our 400G products as well as our campus and WiFi products; declines in the sales prices of our products and services; the timing of orders and manufacturing and customer lead times; and the benefits and impact of acquisitions; and other future events. Additional risks and uncertainties that could affect Arista can be found in our most recent Quarterly Report on Form 10-Q filed with the SEC on November 1, 2019, and other filings that the company makes to the SEC from time to time. You can locate these reports through our website at https://investors.arista.com/ and on the SEC’s website at https://www.sec.gov/. All forward-looking statements in this press release are based on information available to the company as of the date hereof and Arista disclaims any obligation to publicly update or revise any forward-looking statement to reflect events that occur or circumstances that exist after the date on which they were made.

Source: Gartner, Magic Quadrant for Data Center Networking, Andrew Lerner, Mike Toussaint, Jonathan Forest, 15 July 2019. Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner's research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.
Non-GAAP Financial Measures
This press release and accompanying table contain certain non-GAAP financial measures including non-GAAP gross profit, non-GAAP gross margin, non-GAAP income from operations, non-GAAP operating margins, non-GAAP net income and non-GAAP diluted net income per share. These non-GAAP financial measures exclude stock-based compensation expense, litigation-related expenses, amortization of acquisition-related intangible assets, other non-recurring charges or benefits, and the income tax effect of these non-GAAP exclusions. In addition, non-GAAP financial measures exclude net tax benefits associated with stock-based awards, which include excess tax benefits, and other discrete indirect effects of such awards. The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that these non-GAAP financial measures are useful to investors as an additional tool to evaluate ongoing operating results and trends. In addition, these measures are the primary indicators management uses as a basis for its planning and forecasting for future periods.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the comparable GAAP financial measures. Non-GAAP financial measures are subject to limitations, and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. A description of these non-GAAP financial measures and a reconciliation of the company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
The company’s guidance for non-GAAP financial measures excludes stock-based compensation expense, amortization of acquisition-related intangible assets, and other non-recurring items. The company does not provide guidance on GAAP gross margin or GAAP operating margin or the various reconciling items between GAAP gross margin and GAAP operating margin and non-GAAP gross margin and non-GAAP operating margin. A reconciliation of the non-GAAP financial measures guidance to the corresponding GAAP measures on a forward-looking basis is not available because stock-based compensation expense is impacted by the company’s future hiring and retention needs and the future fair market value of the company’s common stock, all of which are difficult to predict and subject to constant change. The actual amount of stock-based compensation expense will have a significant impact on the company’s GAAP gross margin and GAAP operating margin.
About Arista Networks
Arista Networks pioneered software-driven, cognitive cloud networking for large-scale datacenter and campus environments. Arista’s award-winning platforms redefine and deliver availability, agility, automation, analytics, and security. Arista has shipped more than twenty million cloud networking ports worldwide with CloudVision and EOS, an advanced network operating system. Committed to open standards across private, public and hybrid cloud solutions, Arista products are supported worldwide directly and through partners.
ARISTA, EOS, CloudEOS and CloudVision are among the registered and unregistered trademarks of Arista Networks, Inc. in jurisdictions around the world. Other company names or product names may be trademarks of their respective owners. Additional information and resources can be found at https://www.arista.com.

Investor Contacts
Curtis McKee Corporate and Investor Development (408) 547-5701 curtism@arista.com
Charles Yager Product and Investor Advocacy (408) 547-5892 cyager@arista.com

ARISTA NETWORKS, INC.
Condensed Consolidated Statements of Operations
(Unaudited in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenue:
Product	$447,498	$503,235	$2,021,150	$1,841,100
Service	105,048	92,491	389,556	310,269
Total revenue	552,546	595,726	2,410,706	2,151,369
Cost of revenue:
Product	175,476	204,507	792,382	720,584
Service	20,767	16,227	73,986	57,408
Total cost of revenue	196,243	220,734	866,368	777,992
Total gross profit	356,303	374,992	1,544,338	1,373,377
Operating expenses:
Research and development	110,063	118,439	462,759	442,468
Sales and marketing	54,535	50,911	213,907	187,142
General and administrative	15,716	12,000	61,898	65,420
Legal settlement	—	—	—	405,000
Total operating expenses	180,314	181,350	738,564	1,100,030
Income from operations	175,989	193,642	805,774	273,347
Other income (expense), net	11,183	4,848	56,496	15,454
Income before income taxes	187,172	198,490	862,270	288,801
Provision for (benefit from) income taxes	(73,520)	28,168	2,403	(39,314)
Net income	$260,692	$170,322	$859,867	$328,115
Net income attributable to common stockholders:
Basic	$260,589	$170,211	$859,444	$327,926
Diluted	$260,594	$170,218	$859,468	$327,941
Net income per share attributable to common stockholders:
Basic	$3.41	$2.26	$11.26	$4.39
Diluted	$3.25	$2.10	$10.63	$4.06
Weighted-average shares used in computing net income per share attributable to common stockholders:
Basic	76,345	75,473	76,312	74,750
Diluted	80,261	80,928	80,879	80,844

ARISTA NETWORKS, INC.
Reconciliation of Selected GAAP to Non-GAAP Financial Measures
(Unaudited, in thousands, except percentages and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
GAAP gross profit	$356,303	$374,992	$1,544,338	$1,373,377
GAAP gross margin	64.5%	62.9%	64.1%	63.8%
Stock-based compensation expense	1,253	1,381	4,637	5,087
Intangible asset amortization	2,626	2,626	10,503	3,824
Acquisition-related costs	—	3,138	—	3,138
Non-GAAP gross profit	$360,182	$382,137	$1,559,478	$1,385,426
Non-GAAP gross margin	65.2%	64.1%	64.7%	64.4%

GAAP income from operations	$175,989	$193,642	$805,774	$273,347
Stock-based compensation expense	26,435	24,619	101,280	91,202
Litigation expense (benefit)	333	(3,988)	2,295	6,566
Legal settlement (1)	—	—	—	405,000
Intangible asset amortization	3,084	3,500	13,375	5,110
Acquisition-related costs	—	4,313	—	7,745
Non-GAAP income from operations	$205,841	$222,086	$922,724	$788,970
Non-GAAP operating margin	37.3%	37.3%	38.3%	36.7%

GAAP net income	$260,692	$170,322	$859,867	$328,115
Stock-based compensation expense	26,435	24,619	101,280	91,202
Litigation expense (benefit)	333	(3,988)	2,295	6,566
Legal settlement (1)	—	—	—	405,000
Intangible asset amortization	3,084	3,500	13,375	5,110
Acquisition-related costs	—	4,313	—	7,745
(Gain) loss on investment in privately-held companies	—	4,700	(5,427)	13,800
Acquisition-related tax expense	—	—	—	5,853
Altera stock-based tax charge (2)	—	—	9,781	—
Tax benefit on intra-entity IP transfer (3)	(85,819)	—	(85,819)	—
Tax benefit on stock-based awards	(16,232)	(8,227)	(89,415)	(92,675)
Impact of the U.S. Tax Cuts and Jobs Act	—	(12,632)	—	(12,632)
Income tax effect on non-GAAP exclusions	(5,045)	(429)	(19,093)	(114,769)
Non-GAAP net income	$183,448	$182,178	$786,844	$643,315

GAAP diluted net income per share attributable to common stockholders	$3.25	$2.10	$10.63	$4.06
Non-GAAP adjustments to net income	(0.96)	0.15	(0.90)	3.90
Non-GAAP diluted net income per share	$2.29	$2.25	$9.73	$7.96
Weighted-average shares used in computing GAAP and Non-GAAP diluted net income per share attributable to common stockholders	80,261	80,928	80,879	80,844
Summary of Stock-Based Compensation Expense:
Cost of revenue	$1,253	$1,381	$4,637	$5,087
Research and development	13,897	13,505	53,068	48,205
Sales and marketing	7,705	6,224	29,168	24,995
General and administrative	3,580	3,509	14,407	12,915
Total	$26,435	$24,619	$101,280	$91,202

___________________
(1) Represents one-time charges associated with the settlement of our lawsuit with Cisco on August 6, 2018.
(2) Represents a discrete income tax expense related to stock-based compensation as a result of an opinion on Altera Corporation and Subsidiaries vs. Commissioner on Internal Revenue issued by the Court of Appeals for the Ninth Circuit on June 7, 2019.
(3) Represents a one-time tax benefit of $85.8 million upon completion of an intra-entity transaction to sell our non-Americas economic and beneficial intellectual property rights in the current quarter.

ARISTA NETWORKS, INC.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	December 31, 2019	December 31, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,111,286	$649,950
Marketable securities	1,613,082	1,306,197
Accounts receivable	391,987	331,777
Inventories	243,825	264,557
Prepaid expenses and other current assets	111,456	162,321
Total current assets	3,471,636	2,714,802
Property and equipment, net	39,273	75,355
Acquisition-related intangible assets, net	45,235	58,610
Goodwill	54,855	53,684
Investments	4,150	30,336
Operating lease right-of-use assets	87,770	—
Deferred tax assets	452,025	126,492
Other assets	30,346	22,704
TOTAL ASSETS	$4,185,290	$3,081,983
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$92,105	$93,757
Accrued liabilities	140,249	123,254
Deferred revenue	312,668	358,586
Other current liabilities	52,052	30,907
Total current liabilities	597,074	606,504
Income taxes payable	55,485	36,167
Operating lease liabilities, non-current	83,022	—
Finance lease liabilities, non-current	—	35,431
Deferred revenue, non-current	262,620	228,641
Deferred tax liabilities, non-current	254,710	3,753
Other long-term liabilities	37,693	28,098
TOTAL LIABILITIES	1,290,604	938,594
STOCKHOLDERS’ EQUITY:
Common stock	8	8
Additional paid-in capital	1,106,305	956,572
Retained earnings (1)	1,788,230	1,190,803
Accumulated other comprehensive income (loss)	143	(3,994)
TOTAL STOCKHOLDERS’ EQUITY	2,894,686	2,143,389
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,185,290	$3,081,983
______________________
(1) We adopted new lease accounting guidance under Accounting Standard Codification Topic 842 - Leases (“ASC 842”), which resulted in a cumulative-effect adjustment of $3.7 million to retained earnings as of January 1, 2019.

ARISTA NETWORKS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Twelve Months Ended December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$859,867	$328,115
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and other	32,849	27,671
Noncash lease expense	16,179	—
Stock-based compensation	101,280	91,202
Deferred income taxes	(75,741)	(57,896)
(Gain) loss on investments in privately-held companies, net	(5,427)	13,800
Amortization (accretion) of investment premiums (discounts)	(6,771)	(3,360)
Changes in operating assets and liabilities:
Accounts receivable, net	(60,210)	(77,916)
Inventories	20,927	51,054
Prepaid expenses and other current assets	54,259	21,411
Other assets	(8,112)	(3,389)
Accounts payable	(1,937)	39,337
Accrued liabilities	16,366	(14,786)
Deferred revenue	(11,939)	70,533
Income taxes payable	23,523	(112)
Other liabilities	7,921	17,455
Net cash provided by operating activities	963,034	503,119
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities of marketable securities	1,208,717	547,797
Purchases of marketable securities	(1,503,893)	(1,174,259)
Business acquisitions, net of cash acquired	(1,365)	(96,821)
Purchases of property and equipment	(15,751)	(23,830)
Investments in privately-held companies	28,220	(8,000)
Net cash used in investing activities	(284,072)	(755,113)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments of lease financing obligations	—	(1,929)
Proceeds from issuance of common stock under equity plans	57,378	53,658
Tax withholding paid on behalf of employees for net share settlement	(9,200)	(8,878)
Repurchase of common stock	(266,142)	—
Net cash provided by (used in) financing activities	(217,964)	42,851
Effect of exchange rate changes	353	(1,390)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	461,351	(210,533)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH —Beginning of period	654,164	864,697
CASH, CASH EQUIVALENTS AND RESTRICTED CASH —End of period	$1,115,515	$654,164